EXHIBIT 10.8




                         LOAN AGREEMENT

          THIS LOAN AGREEMENT is made entered into this 16th day of May, 1996, by and between REPUBLIC BANK, a Florida banking corporation (the "Lender") and DECADE COMPANIES INCOME PROPERTIES - A LIMITED PARTNERSHIP, a Wisconsin limited partnership authorized to do business in the State of Florida (the "Borrower"), and is made in reference to the following facts:

          (A) On or about the date hereof, the Lender has made a secured loan to the Borrower in the original principal amount of SIX MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS
($6,700,000.00) (the "Loan").

          (B) In connection with the Loan, the Borrower has executed and delivered to Lender, among other things, a note (the "Note"). The Borrower has also executed and delivered to Lender a Mortgage, Assignment of Rents, Leases, Contracts, Accounts Receivable, Accounts and Deposit Accounts, Security Agreement, Environmental Compliance and Indemnity Agreement, UCC-1 Financing Statements and numerous other documents securing the Loan, (collectively the "Instruments of Security"). The Note and Instruments of Security collectively comprise the "Loan Documents".

          (C) The Lender has required the execution and delivery of this Agreement by the Borrower as a condition to making the Loan to Borrower, and Borrower is agreeable to such.

          NOW THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties covenant and agree as follows:

               ARTICLE I - INTRODUCTORY PROVISIONS

          1.1 Recitals. The statements contained in the recitals of fact set forth above (the "Recitals") are true and correct, and the Recitals by this reference are made a part of this Agreement.

          1.2 Exhibits. All exhibits attached to this Agreement are by this reference made a part hereof.

          1.3 Abbreviations and Definitions. The following abbreviations and definitions will be used for purposes of this
Agreement:

               (a) The abbreviations for the parties set forth in the Preamble will be used for purposes of this Agreement.

               (b) The abbreviations and definitions set forth in the Recitals will be used for purposes of this Agreement.

                        ARTICLE II - LOAN

          2.1 Loan. On or about the date hereof, Borrower has executed the Note in favor of Lender in the original principal amount of Loan. The principal that is disbursed by Lender to Borrower shall bear interest and be repaid in the manner set forth in the Note.

          2.2  Purpose.  The purpose of the Loan evidenced by the
Note is to provide funds for the refinancing of existing indebtedness encumbering the real property that will serve as partial security for the Loan.

       ARTICLE III - FINANCIAL AND OPERATIONAL DISCLOSURES

          At all times during the term of the Loan, the Borrower shall provide to Lender the following:

          (a) No later than forty-five (45) days after the end of Borrower's fiscal quarters, the Borrower shall provide to Lender its unaudited management-prepared quarterly financial statements, including, without limitation, a balance sheet, profit and loss statement, and statement of cash flows, with supporting schedules, along with a current rent roll.

          (b) No later than ninety (90) days after the end of each fiscal year of Borrower, the Borrower shall provide to Lender its: (i) annual compiled financial statements reflecting its operations and that of its subsidiaries, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; and (ii) its contingency liability listings.

          (c) No later than thirty (30) days following the submission by Borrower and DECADE COMPANIES, a Wisconsin general partnership ("Decade") of their tax returns and all supporting documentation therefor to the Internal Revenue Service, Borrower and Decade shall provide copies of all such documentation to Lender.

All of the foregoing reports and information must be provided by Borrower and Decade to Lender in form and content acceptable to Lender in its reasonable discretion and shall be certified to Lender as to completeness and accuracy by Borrower or Decade, as the case may be. All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied. Additionally, Borrower and Decade shall furnish such additional financial information or reports as Lender shall reasonably request from time to time during the term of the Loan.

           ARTICLE IV - REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lender as follows:

          4.1 Organization, Standing, Corporate Power. The Borrower is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Wisconsin, and is authorized to do business in the State of Florida. The Borrower has appropriate power and authority to own its properties and to carry on its business as now being conducted, and the Borrower has appropriate power and authority to execute and perform this Agreement and to deliver the Note and all other documents, instruments and agreements provided for herein.

          4.2 This Agreement. The execution and performance by the Borrower of this Agreement, the borrowings hereunder, and the execution and delivery of the Note and all other documents, instruments and agreements provided for herein: (a) have been duly authorized by all requisite partnership action; (b) will not violate any provision of law or of the Borrower's Partnership Agreement as amended to the date hereof; and (c) will not violate or be in conflict with, result in a breach of, or constitute a default under any indenture, agreement and other instrument to which the Borrower is a party or by which it or any of its properties is bound, or any order, writ, injunction or decree of any court or governmental institution.

          4.3 Litigation. There are no actions, suits or proceedings pending, or to the knowledge of the Borrower, threatened against or adversely affecting the Borrower at law or in equity or before or by any federal agency or instrumentality, domestic or foreign, which involve any of the transactions herein contemplated or the possibility of any judgment or liability which may result in any material and adverse change in the business, operations, prospects, property or assets, or in the condition, financial or otherwise, of the Borrower. The Borrower is not in default with respect to any judgment, order, writ, injunction, decree, or, to Borrower's knowledge, rule or regulation of any court, or federal, state, municipal or other governmental department.

          4.4 Financial Statements. The Borrower has heretofore furnished to the Lender balance sheets, income statements, and other financial information which are correct and complete and accurately present the financial condition and the results of the operation of the Borrower as of the dates thereof. Since the date of the last furnishing of said financial statements, there has been no material adverse change in the financial condition of the Borrower.

          4.5 Taxes. The Borrower has filed or caused to be filed all federal and state tax returns which are required to be filed by applicable law, and Borrower has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it and not being contested in good faith, to the extent that such taxes have become due.

          4.6 Other Instruments. Except as reflected on the financial statements described in Section 4.4 hereof, the Borrower is not a party to any agreement or instrument or subject to any charter or other restrictions adversely affecting its business, properties or assets, operations or condition, financial or otherwise.

          4.7 Property and Assets. The Borrower has good and marketable title to all the property and assets reflected on the most recent financial statements furnished to the Lender, except such as have been disposed of in the ordinary course of business since the date of said financial statements, and all such property and assets are free and clear of mortgages, pledges, liens, charges or other encumbrances, except as are reflected on the financial statements.

          4.8 Regulation U. No part of the proceeds of the Loan will be used to purchase or carry, or to reduce or retire any loan incurred to purchase or carry, any margin stocks (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stocks. The Borrower is not engaged in the business of extending credit, nor is one of the Borrower's important activities extending of credit, for the purpose of purchasing or carrying such margin stocks. If requested by the Lender, the Borrower shall furnish to the Lender in connection with any loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said regulation.

          4.9 Continuity of Representations and Warranties. All of the foregoing representations and warranties shall be true and correct at the time of the making of each advance under the Loan pursuant to this Agreement.

                ARTICLE V - CONDITIONS PRECEDENT

          The obligation of the Lender to make the Loan hereunder is subject to the following conditions precedent:

          (a) Representations and Warranties. In order to induce the Lender to enter into this Agreement and to make the Loan herein provided for and disbursements thereunder, the Borrower represents and warrants to the Lender that on the date of each borrowing or disbursement hereunder, the representations and warranties set forth in this Agreement shall be true and correct on and as of the date of such borrowing or disbursement, with the same force and effect as though such representations and warranties had been made on and as of such date.

          (b) No Default. At the time of each borrowing or disbursement hereunder, the borrower has observed and performed all of the terms, conditions and agreements set forth herein on its part to be observed or performed and no "Event of Default" (as that term is defined below), nor any event which, upon notice or lapse of time or both, would constitute such an Event of Default, shall have occurred and be continuing.

          (c) Liens and Encumbrances. The properties and assets of the Borrower, real, personal and mixed, are not subject to any liens, encumbrances or security interests or outstanding financing statements, whether filed or unfiled, except for liens for taxes not yet due and liens, encumbrances or security interests on personal or real property as reflected in the Borrower's financial statements heretofore delivered to Lender or which shall be paid out of the proceeds of the Loan.

          (d) Litigation. There are no actions, suits, proceedings or claims pending or threatened against or affecting the Borrower, the result of which might substantially affect the financial condition, business or operations of the Borrower.

               ARTICLE VI - AFFIRMATIVE COVENANTS

          The Borrower covenants and agrees with the Lender that from the date hereof and so long as the Loan is outstanding, unless the Lender shall otherwise consent in writing deliver to the Borrower, it will:

          6.1 Partnership Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect Borrower's partnership existence, and all Borrower's rights, licenses, permits and franchises required at the date hereof, or which may be required in the future conduct of its business, and comply with all laws and regulations applicable to it that materially affect the Borrower, and conduct and operate its business in the same lines and in substantially the same manner in which presently conducted and operated, and at all times maintain, preserve and protect all property used and useful in the conduct of its business with respect to the Property, and maintain same in good working order and condition.

          6.2 Insurance. Keep the Property adequately insured at all times by financially sound and reputable insurers, and maintain such insurance to such extent and against such risks, including liability insurance, fire, windstorm, and other risks insured against by extended coverage as is acceptable to Lender in its reasonable discretion. Borrower will furnish Lender with a copy of such insurance policies containing an endorsement in favor of Lender as loss payee as its interest may appear.

          6.3 Obligations and Taxes. Pay all indebtedness and obligations promptly and in accordance with normal terms, and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof.

          6.4 Records. The Borrower will keep and maintain full and accurate rent rolls and accounts and records of its operations with respect to the Property, and will permit Lender and its designated officers, employees, agents and representatives, to have access thereto and to make examination thereof at all reasonable times, to make audits, and to inspect and otherwise check the Property.

                ARTICLE VII - NEGATIVE COVENANTS

          The Borrower covenants and agrees with Lender that from the date hereof and so long as the Loan is outstanding, unless the Lender shall otherwise consent in writing deliver to the Borrower (which consent will not be unreasonably withheld), it will not:

          7.1 Indebtedness. With respect to the Property, create or incur any indebtedness except in the ordinary course of business for goods and services, and will not incur, create, assume or permit to exist any indebtedness or liability for borrowed money or any indebtedness evidenced by notes, bonds, debentures or similar obligations, except for presently existing indebtedness set forth in the financial statements heretofore delivered to Lender and the Note evidencing the Loan described herein.

          7.2 Loans. With respect to the Property, guarantee, endorse or assume any debt, or pledge its credit in any manner, directly or indirectly, except in favor of Lender or in the ordinary course of business.

          7.3 Liens. Incur, create, assume or permit to exist any mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever on the Property, except to Lender, other than: (a) liens for taxes or assessments and similar charges either: (i) not delinquent; or (ii) being contested in good faith by appropriate proceedings and as to which the Borrower shall have set aside on its books adequate reserves; and (b) currently existing indebtedness consented to in writing by Lender.

          7.4 Change of Control. Make a material management or ownership change in the composition of Decade, which effectively changes the control of the Borrower.

          7.5 Compliance with Laws Generally. Be in violation of any law, ordinance, governmental rules or regulations to which Borrower is subject, or fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of the Property, or to the conduct of its business, which violation or failure to obtain might materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of Borrower.

                    ARTICLE VIII - COLLATERAL

          As security for the full and timely payment of the Note, including future advances, together with interest thereon, as well as any renewals, modifications or extensions thereof, and to secure performance of all obligations of Borrower to Lender, however or whenever created, Borrower covenants and agrees that it has previously granted to Lender a first security interest subject to no other liens, encumbrances or security interests in and to all of the items of security as are set forth in the Instruments of Security (collectively the "Collateral").

               ARTICLE IX - DEFAULTS AND REMEDIES

          9.1 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrences shall be voluntary or involuntary, or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body), then Lender shall be entitled to the remedies set forth in Section 9.2 of this Agreement. The Events of Default shall include, but not be limited to, the following:

               (a) Any representation or warranty made herein or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the borrowing hereunder shall prove to be false or misleading in any material respect;

               (b) Default beyond the applicable curative period shall occur in the payment of interest or principal on any indebtedness referred to herein, including the Note, when and as the same shall become due and payable, whether at the due date thereof or by acceleration or otherwise;

               (c) Any default beyond the applicable curative period shall occur in the due observance or performance of any covenant, agreement or other provision of this Agreement or the Loan Documents other than for the payment of money, including without limitation the invalidation or loss of priority of any lien or assignment contemplated to be given to Lender pursuant to the Loan Documents;

               (d) The Borrower shall: (i) apply for or consent to the appointment of a receiver, trustee in bankruptcy for benefit of creditors, or liquidator of it or any of its property;
(ii) admit in writing its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statue or an answer admitting an act of bankruptcy alleged in a petition filed against it in any proceeding under any such law; or (vi) take any action for the purposes of effecting any of the foregoing;

               (e) An order, judgment or decree shall be entered against the Borrower with the application, approval or consent of the Borrower by any court of competent jurisdiction, approving a petition seeking its reorganization or appointing a receiver, trustee or liquidator of the Borrower, or of all or a substantial part of the assets thereof, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty
(60) days from the date of entry thereof; or

               (f)  Borrower's corporate existence shall be
dissolved or terminated, whether voluntarily or involuntarily.

          9.2 Remedy. Upon the occurrence of any Event of Default, Lender may, at its option, declare all indebtedness of principal and interest due and payable, whereupon the Note (notwithstanding any provisions hereof or thereof) shall be immediately due and payable, and Lender shall have and may exercise from time to time any and all rights and remedies available to it under any applicable law; and Borrower shall promptly pay all costs of Lender of collection of any and all liabilities, and enforcement of rights hereunder, including reasonable attorney's fees, and legal expenses of any repairs to any of the Collateral, and expenses of repairs to any realty or other property to which any of the Collateral may be affixed.
Any notice of sale, disposition or other intended action by Lender sent to Borrower, at the address of Borrower specified herein or at any other address shown on the records of the Lender at least ten (10) days prior to such action, shall constitute reasonable notice to Borrower. Expenses of retaking, holding, preparing for sale, selling, or the like shall include Lender's reasonable attorney's fees and legal expenses. All rights, powers and remedies contained herein or in any other agreement, instrument or document executed in connection herewith are cumulative.

                    ARTICLE X - MISCELLANEOUS

          10.1 Notices. All notices, requests or other communications to be given to the Borrower or the Lender hereunder shall be sufficiently given and shall be deemed given, when given by hand-delivery to such person at the street address of such person set forth below, or when mailed by registered or certified mail, postage prepaid, addressed as follows:

     If to the Borrower:      Brookfield Lakes Corporate Center
                              250 Patrick Boulevard, Suite 140
                              Brookfield, WI  53045

     If to Lender:            111 Second Avenue Northeast
                              St. Petersburg, FL  33701

The parties hereto may, by notice given under this Section 10.1 to the others, designate any further or different addresses to which subsequent notices, requests or other communications shall be sent.

          10.2 Survival of Representations. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan herein contemplated and the execution and delivery to Lender of the Note evidencing such Loan and shall continue in full force and effect so long as any indebtedness created hereunder is outstanding and unpaid. All covenants and agreements by or on behalf of either party which are contained or incorporated in this Agreement shall bind and inure to the benefit of the successors and assigns of both parties hereto.

          10.3 Effect of Delay. Neither any failure nor any delay on the part of Lender in exercising any right, power or privilege hereunder or under the Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

          10.4 Expenses. Subject to the terms of the Loan Commitment Letter, the Borrower will pay, and indemnify and hold harmless the Lender against any liability with respect to, all out-of-pocket expenses reasonably incurred by Lender in connection with the preparation of this Agreement or the borrowings hereunder. Additionally, the Borrower will pay and indemnify and hold harmless the Lender against any liability with respect to, and all out-of-pocket expenses reasonably incurred by Lender in connection with the enforcement of the rights of Lender in connection with this Agreement, or with the Loan made or the
Note issued hereunder, including but not limited to the fees of and expenses of counsel for Lender. The provisions of this
Section 10.4 shall survive the execution of this Agreement and the repayment of the Note.

          10.5 Modification and Waivers. No modification or waiver of any provision of this Agreement or of the Note nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall thereby entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

          10.6 Business Day. Should any installment on the Note become due and payable on other than a business day of the Lender, the maturity thereof shall be extended to the next succeeding business day with interest on the principal amount thereof at the rate set forth therein.

          10.7 Remedies Cumulative. Any rights or remedies of the Lender hereunder or under the Note or any other security agreement or writing shall be cumulative and in addition to every other right or remedy contained therein or herein, whether now existing or hereafter at law or in equity or by statute or otherwise.

          10.8 Binding Agreement. This Agreement shall be binding upon Borrower and its successors and assigns and the terms hereof shall inure to the benefit of Lender and its successors and assigns.

          10.9 Exhibits. All references to "Exhibits" contained herein are references to exhibits attached to the Agreement, the terms and conditions of which are made a part hereof for all purposes, the same as if set forth herein verbatim.

         10.10 Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

         10.11 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

         10.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part.

         10.13 All Loans Constitute One Loan. All loans and/or advances made hereunder shall constitute one loan and the obligations of such loans and/or advances shall constitute one obligation secured by the Collateral provided for herein.

         10.14 Construction.   This Agreement shall be governed
by and construed in accordance with the laws of the State of Florida, regardless of the state in which it is executed.

         10.15 Nonrecourse. The obligations of the Borrower hereunder are subject to the Nonrecourse provisions contained in the Mortgage.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Signed, sealed and delivered    REPUBLIC BANK, a Florida banking
in the presence of:             corporation


__________________________      By:___________________________________
                                   Its ________________ President


__________________________              (CORPORATE SEAL)
As to Lender

                                DECADE COMPANIES INCOME PROPERTIES-
                                A LIMITED PARTNERSHIP, a Wisconsin
                                limited partnership authorized to do
__________________________      business in the State of Florida, by
                                its sole general partner:


/s/_______________________      By:     DECADE COMPANIES, a Wisconsin
As to Borrower                          general partnership, by its
                                        managing general partner:


                                By:  /s/______________________________
                                        JEFFREY KEIERLEBER

STATE OF FLORIDA    )
COUNTY OF _______   )

          The foregoing instrument was acknowledged before me this ___ day of ________________, 1996, by _______________________, the _______
__________ President of REPUBLIC BANK, a Florida banking corporation, on behalf of the corporation.


Personally Known __________ OR Produced Identification
Type of Identification Provided ______________________


                                   ___________________________________
                                        SIGNATURE

                                   ___________________________________
                                        NAME LEGIBLY PRINTED,
                                        TYPEWRITTEN OR STAMPED


                                        NOTARY PUBLIC
     (SEAL)

My Commission Expires:


STATE OF WISCONSIN  )
COUNTY OF MILWAUKEE )

          The foregoing instrument was acknowledged before me this 15th day of May, 1996, JEFFREY KEIERLEBER, as Managing General Partner of DECADE COMPANIES, a Wisconsin general partnership, the sole partner of DECADE COMPANIES INCOME PROPERTIES - A LIMITED PARTNERSHIP, a Wisconsin limited partnership authorized to do business in the State of Florida, on behalf of said limited partnership.

Personally Known __________ OR Produced Identification
Type of Identification Provided ______________________


                                   ___________________________________
                                   SIGNATURE

                                   /s/________________________________
                                   NAME LEGIBLY PRINTED,
                                   TYPEWRITTEN OR STAMPED

                                   NOTARY PUBLIC
     (SEAL)

My Commission Expires: